Registration No. 333-21254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANOFI

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

54, rue La Boétie

75008 Paris

France

(Address of Registrant’s principal executive offices)

ACTION 2017 SHAREHOLDING PLAN

(Full title of the Plan)

Ching Jaw

Vice President and Chief Financial Officer

Sanofi U.S. Services Inc.

55 Corporate Drive

Bridgewater, New Jersey 08807

(Name, address and telephone number of agent for service)

Copies to:

Sami Toutounji

Shearman & Sterling LLP

114, avenue des Champs-Elysées

75008 Paris, France

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-21254 (the “Registration Statement”), is being filed to deregister certain shares of Sanofi (the “Registrant”) Ordinary Shares (the “Shares”) that were registered for issuance pursuant to the Action 2016 Shareholding Plan (the “2016 Plan”). The Registration Statement, which was filed with the Securities and Exchange Commission on May 10, 2016, registered 1,500,000 Shares issuable pursuant to the 2016 Plan. The Registration Statement is hereby amended to deregister the 1,244,164 Shares that were previously registered and that remain unissued under the 2016 Plan.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on May 15, 2017.

SANOFI

By:	/s/ Karen Linehan
Name:	Karen Linehan
Title:	Executive Vice President Legal Affairs and General Counsel

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.